UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 24, 2015 (December 18, 2015)

EMERALD OIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35097	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Columbine Street, Suite 500
Denver, CO 80206

(Address of principal executive offices, including zip code)

(303) 595-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 18, 2015, Emerald Oil, Inc. (the “Company”) and two of its wholly owned subsidiaries entered into a purchase and sale agreement (the “Purchase Agreement”) with Angelus Private Equity Group (“Angelus”) pursuant to which Angelus will acquire a portion of the Company’s undeveloped leaseholds in Montana and North Dakota, consisting of approximately 9,750 net acres, as well as certain production from non-operated wells, for approximately $9.75 million. The purchase price is subject to customary adjustments and other closing conditions typical for a transaction of this type, including downward adjustments for title and environmental defects under certain circumstances. The Company intends to use all proceeds to repay outstanding borrowings under the Company’s revolving credit facility.

The Purchase Agreement contains customary representations, warranties, covenants and indemnities by the parties thereto, and the closing of the transaction contemplated by the Purchase Agreement is subject to the satisfaction of certain customary closing conditions as described therein. The effective date of the transaction is December 18, 2015, and the Company expects to close the acquisition on or about January 22, 2015.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 24, 2015, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K and the attached Exhibit 99.1 is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Description

2.1	December 18, 2015 Purchase and Sale Agreement

99.1	Press Release dated December 24, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD OIL, INC.

Date: December 24, 2015	By: /s/ Ryan Smith
Ryan Smith
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	December 18, 2015 Purchase and Sale Agreement

99.1	Press Release dated December 24, 2015